UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

USIP.COM, INC.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

October 20, 2006

USIP.COM, INC.

GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.0001 per share (“Common Stock”), of USIP.COM, Inc., a Nevada corporation (the “Company”), at the close of business on October 31, 2006 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Information Statement advises shareholders of actions taken and approved on October 20, 2006 by Messrs Yun Wang, Shibin Jiang Jianhua Sun as members of the Board of Directors and actions taken and approved on October 20, 2006 by Messrs Yun Wang, Shibin Jiang and Bin Feng, holders of a majority of the Company’s outstanding shares of Common Stock (the “Majority Shareholders”), to

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change the name of the Company to Eastern Environment Solutions Corp. (the “Name Change”)

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authorize the Board of Directors to effect a one hundred sixty-five and one thousand ninety-nine one-thousandths-for-one (165.1099:1) reverse stock split of the outstanding shares of Common Stock (the “Reverse Split” and, together with the Name Change, the “Corporate Actions”).

The Corporate Actions will not become effective until the filing with the Office of the Secretary of State of Nevada of an Amendment to the Company’s Articles of Incorporation (the “Amendment”) at least twenty (20) days after the date of the mailing of this Information Statement to the Company’s shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

Share Exchange Agreement and Issuance of Convertible Notes

On September 6, 2006, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with the shareholders of American Eco-Environment Corporation (“AEEC”), a Delaware corporation. Pursuant to the Share Exchange Agreement, the following holders of 100% of the issued and outstanding shares of common stock of AEEC exchanged all their shares of common stock in AEEC for an aggregate principal amount of $5,000,000 of the Company’s newly-issued convertible notes (the “Notes”): Yun Wang, Shibin Jiang and Bin Feng. Yun Wang, Shibin Jiang and Bin Feng received $3,450,000, $650,000 and $900,000 principal amount of Notes, respectively. The share exchange transaction closed on September 6, 2006.

The Notes have a maturity date of eighteen (18) months from their date and an interest rate equal to the prime interest rate plus two percent (2%) per annum. The Notes will automatically convert upon the occurrence of a 165.1099:1 reverse stock split of the Company’s Common Stock (the “Reverse Split”) into 9,049,399 post-Reverse Split shares of the Company’s Common Stock. Accordingly, Yun Wang, Shibin Jiang and Bin Feng will become holders of 6,244,085, 1,176,422 and 1,628,892 post-Reverse Split shares of Common Stock after the Reverse Split. The Notes carry an aggregate of 1,494,144,955 votes, and holders of the Notes have the right to vote along with the Common Stock on all matters. As holders of the Notes, Yun Wang, Shibin Jiang and Bin Feng each have 1,030,960,019, 194,238,844 and 268,946,092 votes, respectively.

Because Harbin Yifeng Eco-environment Co., Ltd. (“Yifeng”) is a wholly-owned subsidiary of AEEC and Harbin Yifeng Zhiye Management Co., Ltd. (“Zhiye”) is in turn a wholly-owned subsidiary of Yifeng, both Yifeng and Zhiye are now indirect subsidiaries of the Company. Because Yifeng and Zhiye are in the business of processing non-hazardous municipal solid waste and providing environmental engineering consulting services in the People’s Republic of China, the Company is, by means of its acquisition of AEEC, engaged in such business.

While the Company’s previous management did not previously indicate that the Company was a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s new management believes that the Company, prior to the Share Exchange Agreement, qualified as a shell company. As a result of the above-referenced transactions, the Company has ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Change in Control of the Company

On or about August 24, 2006, Joseph C. Passalaqua and Joseph J. Passalaqua (the “Shareholders”), beneficial owners of 50.1% of the Company’s outstanding and issued shares of Common Stock (the “USIP Shares”), entered into a share purchase agreement (“Share Purchase Agreement) with each of Yun Wang, Shibin Jiang and Bin Feng (the “Buyers”). Pursuant to the Share Purchase Agreement, the Shareholders agreed to sell to Buyers the USIP Shares for $599,000. AS A RESULT OF THE SALE, THERE WAS A CHANGE IN CONTROL OF THE COMPANY.

In connection with the sale under the Share Purchase Agreement, the then Board of Directors of the Company, comprising Mr. Craig H. Burton, Mr. Joseph J. Passalaqua and Mr. Lewis McGuiness, agreed at the closing of the Share Purchase Agreement to (a) appoint Yun Wang as a Director of the Company, Chairman of the Board and Chief Executive Officer of the Company, (b) appoint Shibin Jiang and Jianhua Sun as directors of the Company, subject to the filing and dissemination of Schedule 14f-1, and (c) submit their resignation as directors and officers of the Company, subject to the filing and dissemination of Schedule 14f-1. As a result thereof, immediately after the closing of the Share Purchase Agreement, Messrs. Yun Wang, Shibin Jiang and Jianhua Sun constituted the entire Board of Directors of the Company. THE CHANGE IN THE COMPOSITION OF THE BOARD OF DIRECTORS DISCLOSED IN THE COMPANY’S SCHEDULE 14F-1 FILING RESULTED IN A CHANGE IN CONTROL OF THE BOARD OF DIRECTORS OF THE COMPANY.

On August 25, 2006, the Company filed an information statement with the SEC relating to the change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act and on August 31, 2006, the Company distributed that information statement to all holders of record of Common Stock.

Our Corporate Structure

As set forth in the following diagram, following the closing of the Share Exchange Agreement, AEEC is now a wholly-owned subsidiary of the Company and Yifeng and its subsidiary, Zhiye, in turn, are now subsidiaries of AEEC.

THE NAME CHANGE

The Board of Directors and Majority Shareholders approved an amendment to the Articles of Incorporation of the Company to change its corporate name from USIP.COM, Inc. to Eastern Environment Solutions Corp. The new corporate name more closely identifies the Company with the operating businesses of Yifeng and Zhiye.

THE REVERSE SPLIT

The Board of Directors and Majority Shareholders approved an amendment to the Articles of Incorporation of the Company to effect the Reverse Split. At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each 165.1099 shares of pre-Reverse Split Common Stock held as of the close of business on the date the Amendment is filed. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split, the Company’s Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event the Board determines to provide such special treatment, shareholders holding 16,510 or fewer shares of Common Stock, but at least 8,255 shares of Common Stock, will receive 100 shares of Common Stock after the Reverse Split, and persons holding less than 8,255 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to the Company’s shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of the Board of Directors.

Authorization by the Directors and the Majority Shareholders

Under Section 78.315(2) of the Nevada Revised Statutes and the Company’s Articles of Incorporation, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee. Further, under Section 78.320 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Chapter 78 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, the approval of each of the abovementioned Corporate Actions requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

On October 20, 2006, the Board of Directors unanimously authorized the Corporate Actions and the filing of the Amendment by Written Consent of the Board of Directors as set forth in Exhibit A to this Information Statement.

On October 20, 2006, the Majority Shareholders of the Company and holders of 50.1% of the total outstanding Common Stock and 1,494,144,955 votes, by virtue of being holders of the Notes, ratified the Board of Directors’ Written Consent and further authorized the Corporate Actions and the filing of the Amendment by Written Consent of the Majority Shareholders as set forth in Exhibit B to this Information Statement. As of the close of business on October 20, 2006, the Company had outstanding 49,632,222 shares of Common Stock and $5,000,000 principal amount of Convertible Notes carrying a total of 1,494,144,955 votes.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Corporate Actions and is furnishing this Information Statement solely for the purpose of informing shareholders of the Corporate Actions, in the manner required under the Exchange Act, before the Amendment effectuating the Corporate Actions may be filed.

Effective Date

The Reverse Split and the Name Change will become effective immediately upon the filing of Articles of Amendment to the Articles of Incorporation of the Company with the Office of the Secretary of State of Nevada.

The filing will be made at least twenty (20) days after the date this Information Statement is first sent to shareholders. At the time of filing, all then outstanding shares of Common Stock will be converted, without any action on the part of the shareholders, into a new lesser number of shares of Common Stock in accordance with the ratio of 1 new post-split share for each 165.1099 shares owned immediately prior to the Reverse Split, except that an additional new share will be issued for each fractional share resulting from the Reverse Split and subject to the Board of Directors, in its discretion, taking the action necessary to preserve round lot holders described below.

Reasons for the Reverse Split

The Reverse Split is being effected so that there will be a sufficient number of authorized, but unissued shares of Common Stock of the Company to issue upon the automatic conversion of all outstanding Convertible Notes.

Shareholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. We cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. We also cannot assure you that the Reverse Split will not adversely impact the market price of the Common Stock.

Bid and ask quotations for the Common Stock appear on the NASD’s over-the-counter Bulletin Board under the symbol USPO.OB. As of October 20, 2006, there has been limited or no regular, established trading market for the Common Stock.

The high bid and low ask prices for the Common Stock as reported by Yahoo Finance on October 20, 2006 were: $0.03 and $0.06, respectively. These over-the-counter market bid and ask quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of October 20, 2006, there were approximately 339 holders of record of the Common Stock.

Effects of the Reverse Split

Voting Rights. Holders of Common Stock will continue to have one vote for each share of Common Stock owned after the Reverse Split. Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split, other than as a result of the issuance of additional shares of Common Stock resulting from the automatic conversion of the Notes into Common Stock simultaneously with the occurrence of the Reverse Split, and the treatment of fractional shares and actions which the Board of Directors may undertake to preserve round lot holders, described below.

Number of Shareholders; Par Value and Authorized Shares. Other than the holders of the Notes who will be become holders of Common Stock upon the automatic conversion of their Notes into shares of Common Stock at the time of the Reverse Split, the number of shareholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under the Company’s Articles of Incorporation will remain the same following the effective time of the Reverse Split.

Number of Shares Outstanding. Not including the number of shares issued to the holders of the Notes upon the automatic conversion of the Notes into Common Stock occurring simultaneously with the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split. As a result of the Reverse Split, each 165.1099 shares of Common Stock owned before the effective time of the Reverse Split will be converted automatically into one share of Common Stock, without any action on the part of the shareholders, subject to adjustment for fractional shares.

All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split our Board of Directors, in its discretion, may provide special treatment to certain shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event our Board determines to provide such special treatment, shareholders holding 16,510 or fewer shares of Common Stock, but at least 8,255 shares of Common Stock will receive 100 shares of Common Stock after the Reverse Split, and persons holding less than 8,255 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to our shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of our Board of Directors.

Public Status; Reporting Requirements. There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Issuance of Additional Shares. The number of authorized shares of Common Stock will continue to be 100 million after the Reverse Split. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 49,632,222 shares outstanding prior to the Reverse Split, approximately 49.632% of the 100 million authorized shares, will be reduced to approximately 300,601.127 shares, or 0.3% of the 100 million authorized shares. The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, other than for the conversion of the Notes, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares generated by the Reverse Split.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Reverse Split or the Name Change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder’s shares under Chapter 78 of the Revised Nevada Statutes, the Articles of Incorporation or the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of each class of our voting securities as of October 20, 2006 as well as after the Reverse Split when the Convertible Notes will automatically convert into Common Stock by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of Common Stock by the foregoing individuals before and after the Reverse Split.

	Pre-Reverse Split Number			Post-Reverse Split Number
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)	Title of Class	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)

Yun Wang Harbin Dongdazhi 165, Harbin, 150001 China	Common Stock	17,157,363	34.57%	Common Stock	6,348,000.00	63.48%
	Notes	$6,900,000	69%

Shibin Jiang Harbin Dongdazhi 165, Harbin, 150001 China	Common Stock	3,232,547	6.51%	Common Stock	1,196,000.00	11.96%
	Notes	$1,300,000	13%

Bin Feng Harbin Dongdazhi 165, Harbin, 150001 China	Common Stock	4,475,834	9.02%	Common Stock	1,656,000.00	16.56%
	Notes	$1,800,000	18%

Jianhua Sun Harbin Dongdazhi 165, Harbin, 150001 China		—	—		—	—

Greenwich Holdings, LLC 7325 Oswego Road, Liverpool, NY 13890	Common Stock	11,894,362	23.97%	Common Stock	72,039.06	0.72%

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(1)

On September 6, 2006, holders of 50.1% of the issued and outstanding stock of the Company (“Sellers”) entered into the “Share Purchase Agreement with each of Messrs. Yun Wang, Shibin Jiang and Bin Feng (the “Purchasers”). Pursuant to the Share Purchase Agreement, the Sellers agreed to sell to Purchasers 50.1% of the Company’s issued and outstanding shares of Common Stock. The Company’s total issued and outstanding shares of Common Stock as of September 6, 2006 were 49,643,222 shares. Accordingly, the Company agreed to sell to Purchasers 24,865,743 shares of Common Stock. The stock purchase closed on September 6, 2006.

(2)

On September 6, 2006, the Company entered into the Share Exchange Agreement with AEEC, a Delaware corporation. Pursuant to the Share Exchange Agreement, the holders of 100% of the issued and outstanding shares of Common Stock of AEEC exchanged all of their shares of common stock in AEEC for the Company’s newly-issued $5,000,000 principal amount of Notes. Yun Wang, Shibin Jiang and Bin Feng received $3,450,000, $650,000 and $900,000 principal amount of Notes, respectively. The share exchange transaction closed on September 6, 2006.

The Notes have a maturity date of eighteen (18) months from their date and an interest rate equal to prime plus two percent (2%) per annum. They will automatically convert upon the occurrence of the Reverse Split.

As of October 20, 2006, we had outstanding 49,632,222 shares of Common Stock and $5,000,000 principal amount of Notes that will automatically convert into 9,049,399 post-Reverse Split shares of Common Stock upon the effectiveness of the Reverse Split, which we expect will be effected not earlier than 20 days nor later than 25 days after the date this Information Statement is mailed to shareholders.

Holders of the Notes vote together with shares of Common Stock on all matters upon which stockholders are entitled to vote, except to the extent a class vote is required under Nevada law or as otherwise provided in the certificate of designation creating such series. On those matters upon which the Notes vote together with the Common Stock as a single class prior to the Reverse Split, the $5,000,000 face value Convertible Notes count as

1,494,144,955 votes, as if converted prior to the effectiveness of the Reverse Split, while each share of Common Stock only counts as one vote.

In determining beneficial ownership of the Common Stock after the Reverse Split, the number of shares shown includes shares which the beneficial owner will acquire upon conversion of the Notes. In determining the percent of Common Stock owned by a person on October 20, 2006, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, but excluding shares that the beneficial owner will acquire upon automatic conversion of the Notes and (b) the denominator is the sum of (i) the total shares of that class outstanding on October 20, 2006, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security, but excluding shares that the beneficial owner will acquire upon automatic conversion of the Notes. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

Except as otherwise stated, the address of the directors and executive officers listed in the table is c/o the Company, 165 Dongdazhi Street, 150001, Harbin, China.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Reverse Split and the Name Change to the Majority Shareholders.

By Order of the Board of Directors

October 20, 2006

/s/ Yun Wang
Yun Wang Director, President and CEO

Exhibit A

WRITTEN CONSENT OF THE DIRECTORS OF
USIP.COM, INC.

THE UNDERSIGNED, being all the directors USIP.COM, Inc, a Nevada corporation (the “Corporation”), hereby adopts the following resolutions by written consent pursuant to Sections 78.315(2) of the Nevada Revised Statutes, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended to read as follows:

“ARTICLE I – NAME

The name of the corporation (hereinafter called the “Corporation”) is Eastern Environment Solutions, Corp.”; and be it further

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of Common Stock of the Corporation on the basis that 165.1099 of such shares of Common Stock shall become one (1) share of Common Stock (the “Reverse Split”) without changing the par value of the shares of the Corporation; provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to Eastern Environment Solutions, Corp. and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on October 31, 2006; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Nevada Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) providing for the combination of the Corporation’s outstanding shares of stock on a 1: 165.1099 basis, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the day of filing the charter amendments, which shall be as soon as practicable after the expiration of 20 days after the Information Statement is sent to stockholders; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.

/s/ Yun Wang	Date: October 20, 2006
Yun Wang

/s/ Shibin Jiang	Date: October 20, 2006
Shibin Jiang

/s/ Jianhua Sun	Date: October 20, 2006
Jianhua Sun

Exhibit B

WRITTEN CONSENT OF THE
MAJORITY SHAREHOLDERS OF
USIP.COM, INC.

THE UNDERSIGNED, being the holders of the majority of the outstanding shares of Common Stock of USIP.COM, Inc., a Nevada corporation (the “Corporation”), hereby adopts the following resolutions by written consent pursuant to Section 78.320(2) of the Nevada Revised Statutes, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that Article I of the Articles of Incorporation of the Company be amended to read as follows:

“ARTICLE I – NAME

The name of the corporation (hereinafter called the “Corporation”) is Eastern Environment Solutions, Corp.” (the “Name Change”); and be it further

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended by combining the outstanding shares of Common Stock of the Corporation on the basis that 165.1099 of such shares of Common Stock shall become one (1) share of Common Stock (the “Reverse Split”) without changing the par value of the shares of the Corporation; provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED that all actions of the Board of Directors in carrying out the Name Change and Reverse Split, including the Written Consent of the Board of Directors, dated October 20, 2006, be and hereby are ratified and approved; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to Eastern Environment Solutions, Corp. and the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on October 31, 2006; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Nevada Secretary of State an Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) providing for the combination of the Corporation’s outstanding shares of stock on a 1: 165.1099 basis, without changing the par value of the resulting shares, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the day of filing the charter amendments, which shall be as soon as practicable after the expiration of 20 days after the Information Statement is sent to stockholders; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing;

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.

/s/ Yun Wang	Date: October 20, 2006
Yun Wang

/s/ Shibin Jiang	Date: October 20, 2006
Shibin Jiang

/s/ Bin Feng	Date: October 20, 2006
Bin Feng